Exhibit 99.1
DANAHER REPORTS SECOND QUARTER 2017 RESULTS
WASHINGTON, D.C., July 20, 2017 -- Danaher Corporation (NYSE: DHR) today announced results for the second quarter of 2017. For the quarter ended June 30, 2017, net earnings were $557.3 million, or $0.79 per diluted share which represents a 31.5% year-over-year increase.
Non-GAAP adjusted diluted net earnings per share were $0.99. This represents a 10.0% increase over the comparable 2016 period. For the second quarter 2017, revenues increased 6.5% year-over-year to $4.5 billion, with core revenue growth of 2.0% (non-GAAP).
For the third quarter of 2017, the Company anticipates that diluted net earnings per share will be in the range of $0.74 to $0.78 and non-GAAP adjusted diluted net earnings per share will be in the range of $0.92 to $0.96.
For the full year 2017, the Company anticipates that diluted net earnings per share will be in the range of $3.16 to $3.23. The Company is raising its 2017 non-GAAP adjusted diluted net earnings per share guidance, and now expects a range of $3.90 to $3.97.
Thomas P. Joyce, Jr., President and Chief Executive Officer, stated, “During the second quarter, we delivered double-digit adjusted earnings per share growth, generated strong cash flow, and our two most recent large acquisitions - Pall and Cepheid - continued to perform very well.”
Joyce continued, “As we look to the second half of the year, we expect our core growth rate to accelerate compared to first half levels off of improving order trends and as recent acquisitions become part of our core revenue. We believe that the power of the Danaher Business System, significant opportunities across our portfolio, and a strengthening balance sheet position us well for the remainder of 2017 and beyond.”
Danaher will discuss its results during its quarterly investor conference call today starting at 8:00 a.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Danaher’s website, www.danaher.com, under the subheading “Events & Presentations.” A replay of the webcast will be available in the same section of Danaher’s website shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.
The conference call can be accessed by dialing 888-516-2447 within the U.S. or by dialing +1-719-325-2440 outside the U.S. a few minutes before the 8:00 a.m. ET start and telling the operator that you are dialing in for Danaher’s investor conference call (access code 8019601). A replay of the conference call will be available shortly after the conclusion of the call and until Thursday, July 27, 2017. You can access the replay dial-in information on the “Investors” section of Danaher’s website under the subheading “Events & Presentations.” In addition, presentation materials relating to Danaher’s results have been posted to the “Investors” section of Danaher’s website under the subheading “Financial Reports & Earnings.”
All results in this release reflect only continuing operations unless otherwise noted.
ABOUT DANAHER
Danaher is a global science and technology innovator committed to helping its customers solve complex challenges and improving quality of life around the world. Its family of world class brands has leadership positions in some of the most demanding and attractive industries, including health care, environmental and industrial. With more than 20 operating companies, Danaher’s globally diverse team of over 62,000 associates is united by a common culture and operating system, the Danaher Business System. For more information, please visit www.danaher.com.
NON-GAAP MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. Calculations of these measures, the reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these non-GAAP measures are included in the supplemental reconciliation schedule attached.

FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical, including the statements regarding the Company’s anticipated financial performance for the third quarter and full year 2017, the Company’s opportunities and positioning for 2017 and beyond and any other statements regarding events or developments that we believe or anticipate will or may occur in the future are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, deterioration of or instability in the economy, the markets we serve and the financial markets, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our compliance with applicable laws and regulations (including regulations relating to medical devices and the health care industry), our ability to effectively address cost reductions and other changes in the health care industry, our ability to successfully identify, consummate and integrate appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to integrate the recent acquisitions of Pall Corporation and Cepheid and achieve the anticipated benefits of such transactions, contingent liabilities relating to acquisitions and divestitures (including tax-related and other contingent liabilities relating to the distributions of each of Fortive Corporation and our communications business), security breaches or other disruptions of our information technology systems or violations of data privacy laws, the impact of our restructuring activities on our ability to grow, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, changes in tax laws applicable to multinational companies, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, the rights of the United States government to use, disclose and license certain intellectual property we license if we fail to commercialize it, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, the impact of our debt obligations on our operations and liquidity, our relationships with and the performance of our channel partners, uncertainties relating to collaboration arrangements with third parties, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, the impact of deregulation on demand for our products and services, labor matters, international economic, political, legal, compliance and business factors (including the impact of the UK’s decision to leave the EU), disruptions relating to man-made and natural disasters, and pension plan costs. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2016 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the second quarter of 2017. These forward-looking statements speak only as of the date of this release and except to the extent required by applicable law, the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.
CONTACT
Matthew E. Gugino
Vice President, Investor Relations
Danaher Corporation
2200 Pennsylvania Avenue, N.W., Suite 800W
Washington, D.C. 20037
Telephone: (202) 828-0850
Fax: (202) 828-0860

DANAHER CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three-Month Period Ended		Six-Month Period Ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
Sales	$4,510.1	$4,241.9	$8,715.8	$8,166.0
Cost of sales	(2,027.8)	(1,860.6)	(3,899.2)	(3,617.4)
Gross profit	2,482.3	2,381.3	4,816.6	4,548.6
Operating costs:
Selling, general and administrative expenses	(1,515.3)	(1,431.3)	(2,958.3)	(2,759.4)
Research and development expenses	(283.3)	(239.9)	(550.7)	(466.0)
Operating profit	683.7	710.1	1,307.6	1,323.2
Nonoperating income (expense):
Other income	—	—	—	223.4
Interest expense	(40.7)	(55.5)	(81.0)	(108.4)
Interest income	1.8	—	3.4	—
Earnings from continuing operations before income taxes	644.8	654.6	1,230.0	1,438.2
Income taxes	(87.5)	(236.6)	(188.9)	(434.4)
Net earnings from continuing operations	557.3	418.0	1,041.1	1,003.8
Earnings from discontinued operations, net of income taxes	—	238.7	22.3	411.3
Net earnings	$557.3	$656.7	$1,063.4	$1,415.1
Net earnings per share from continuing operations:
Basic	$0.80	$0.60	$1.50	$1.46
Diluted	$0.79	$0.60	$1.48	$1.44
Net earnings per share from discontinued operations:
Basic	$—	$0.35	$0.03	$0.60
Diluted	$—	$0.34	$0.03	$0.59
Net earnings per share:
Basic	$0.80	$0.95	$1.53	$2.05	*
Diluted	$0.79	$0.94	$1.51	$2.03
Average common stock and common equivalent shares outstanding:
Basic	695.4	690.9	694.9	689.8
Diluted	705.4	698.9	705.5	698.0
* Net earnings per share amount does not add due to rounding.
This information is presented for reference only. A complete copy of Danaher’s Form 10-Q financial statements is available on the Company’s website (www.danaher.com).

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

Adjusted Diluted Net Earnings Per Share from Continuing Operations

	Three-Month Period Ended				Six-Month Period Ended
	June 30, 2017		July 1, 2016		June 30, 2017		July 1, 2016
Diluted Net Earnings Per Share from Continuing Operations (GAAP)	$0.79		$0.60		$1.48		$1.44
Pretax gain on sale of investments A	—		—		—		(0.32)	A
Pretax amortization of acquisition-related intangible assets B	0.22	B	0.21	B	0.46	B	0.41	B
Pretax restructuring, impairment and other related charges recorded in the second quarter of 2017 C	0.11	C	—		0.11	C	—
Tax effect of all adjustments reflected above D	(0.08)	D	(0.05)	D	(0.13)	D	0.02	D
Discrete and other tax-related adjustments E	(0.05)	E	0.14	E	(0.08)	E	0.14	E
Adjusted Diluted Net Earnings Per Share from Continuing Operations (Non-GAAP)	$0.99		$0.90		$1.84		$1.69
Forecasted Adjusted Diluted Net Earnings Per Share from Continuing Operations

	Three-Month Period Ending September 29, 2017				Year Ending December 31, 2017
	Low End		High End		Low End		High End
Forecasted Diluted Net Earnings Per Share from Continuing Operations (GAAP) [1]	$0.74		$0.78		$3.16		$3.23
Anticipated pretax amortization of acquisition-related intangible assets B	0.23	B	0.23	B	0.93	B	0.93	B
Pretax restructuring, impairment and other related charges recorded in the second quarter of 2017 C	—		—		0.11	C	0.11	C
Tax effect of all adjustments reflected above D	(0.05)	D	(0.05)	D	(0.22)	D	(0.22)	D
Discrete and other tax-related adjustments E	—		—		(0.08)	E	(0.08)	E
Forecasted Adjusted Diluted Net Earnings Per Share from Continuing Operations (Non-GAAP) [1]	$0.92		$0.96		$3.90		$3.97

[1]
The forward-looking estimates set forth above do not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance, such as certain future gains or losses on the sale of investments, acquisition or divestiture-related gains or charges and other discrete tax items (including excess tax benefits that exceed or fall below anticipated levels).

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)

Core Revenue Growth

	Three-Month Period Ended June 30, 2017 vs. Comparable 2016 Period	Six-Month Period Ended June 30, 2017 vs. Comparable 2016 Period
Total Revenue Growth from Continuing Operations (GAAP)	6.5%	6.5%

Components of Revenue Growth
Core (non-GAAP) [2]	2.0%	2.5%
Acquisitions (non-GAAP)	6.0%	5.5%
Impact of currency translation (non-GAAP)	(1.5)%	(1.5)%
Total Revenue Growth from Continuing Operations (GAAP)	6.5%	6.5%

[2]
We use the term “core revenue” to refer to GAAP revenue from continuing operations excluding (1) sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to divested businesses or product lines not considered discontinued operations (“acquisition sales”) and (2) the impact of currency translation. The portion of GAAP revenue from continuing operations attributable to currency translation is calculated as the difference between (a) the period-to-period change in revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying current period foreign exchange rates to the prior year period. We use the term “core revenue growth” to refer to the measure of comparing current period core revenue with the corresponding period of the prior year.

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)

A	Gain on sale of investments in the three-month period ended April 1, 2016 ($223 million pretax as presented in this line item, $140 million after-tax).

B
Amortization of acquisition-related intangible assets in the following historical and forecasted periods ($ in millions) (only the pretax amounts set forth below are reflected in the amortization line item above):

					Forecasted
	Three-Month Period Ended		Six-Month Period Ended		Three-Month Period Ending	Year Ending
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016	September 29, 2017	December 31, 2017
Pretax	$160.3	$144.2	$326.4	$283.4	$164.2	$654.8
After-tax	127.4	112.5	259.5	219.7	130.5	520.6

C
During the three-month period ended June 30, 2017, the Company recorded $76 million of pretax restructuring, impairment and other related charges ($51 million after-tax) primarily related to the Company’s strategic decision to discontinue certain product development efforts in its Diagnostics segment.  As a result, the Company incurred noncash charges for the impairment of certain technology-related intangibles as well as related inventory and plant, property, and equipment with no further use totaling $49 million.  In addition, the Company incurred cash restructuring costs primarily related to employee severance and related charges totaling $27 million. This is addressed in more detail in the “Statement Regarding Non-GAAP Measures.”

D
This line item reflects the aggregate tax effect of all nontax adjustments reflected in the table above. In addition, the footnotes above indicate the after-tax amount of each individual adjustment item. Danaher estimates the tax effect of the adjustment items identified in the reconciliation schedule above by applying Danaher's overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

E
Represents (1) discrete income tax gains, primarily related to expiration of statute of limitations ($35 million in the three and six months ended June 30, 2017, respectively) (2) equity compensation-related excess tax benefits ($16 million in the six-month period ended June 30, 2017) and (3) Separation-related tax costs related to repatriation of earnings, legal entity realignments and other discrete matters ($99 million in the three and six-month periods ended July 1, 2016, respectively). On January 1, 2017, Danaher adopted the updated accounting guidance required by ASU 2016-09, Compensation—Stock Compensation, which requires income statement recognition of all excess tax benefits and deficiencies related to equity compensation. We exclude from Adjusted Diluted Net EPS any excess tax benefits that exceed the levels we believe are representative of historical experience. In the first quarter of 2017, we anticipated $10 million of equity compensation-related excess tax benefits and realized $26 million of excess tax benefits, and therefore we have excluded $16 million of these benefits in the calculation of Adjusted Diluted Net Earnings per Share. In the second quarter of 2017, realized equity compensation-related excess tax benefits approximated the anticipated $10 million benefit and no adjustment was required.

Statement Regarding Non-GAAP Measures
Each of the non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.  Management believes that these measures provide useful information to investors by offering additional ways of viewing Danaher Corporation’s (“Danaher” or the “Company”) results that, when reconciled to the corresponding GAAP measure, help our investors to:

•	with respect to Adjusted Diluted Net EPS, understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers; and

•	with respect to core revenue, identify underlying growth trends in our business and compare our revenue performance with prior and future periods and to our peers.
Management uses these non-GAAP measures to measure the Company’s operating and financial performance, and uses a non-GAAP measure similar to Adjusted Diluted Net EPS in the Company’s executive compensation program.
The items excluded from the non-GAAP measures set forth above have been excluded for the following reasons:

•	With respect to Adjusted Diluted Net EPS:

◦
We exclude the amortization of acquisition-related intangible assets because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate. While we have a history of significant acquisition activity we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. Exclusion of this amortization expense facilitates more consistent comparisons of operating results over time between our newly acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies. We believe however that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.

◦
We exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans) from the ongoing productivity improvements that result from application of the Danaher Business System. Because these restructuring plans are incremental to the core activities that arise in the ordinary course of our business and we believe are not indicative of Danaher’s ongoing operating costs in a given period, we exclude these costs from the calculation of Adjusted Diluted Net EPS to facilitate a more consistent comparison of operating results over time.

◦
With respect to the other items excluded from Adjusted Diluted Net EPS, we exclude these items because they are of a nature and/or size that occur with inconsistent frequency, occur for reasons that may be unrelated to Danaher’s commercial performance during the period and/or we believe are not indicative of Danaher’s ongoing operating costs or gains in a given period; we believe that such items may obscure underlying business trends and make comparisons of long-term performance difficult.

•
With respect to core revenue, (1) we exclude the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends, and (2) we exclude the effect of acquisitions and divested product lines because the timing, size, number and nature of such transactions can vary significantly from period-to-period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.